Exhibit 99.1
SOURAV GHOSH Chief Financial Officer (240) 744-5267	JAIME MARCUS Investor Relations (240) 744-5117 ir@hosthotels.com

Host Hotels & Resorts, Inc. Reports Strong First Quarter 2022 Operating Results

Surpassing 2019 Room Rates, as Lodging Recovery Accelerates

Announces Doubling of Quarterly Dividend to $0.06 Per Share

BETHESDA, MD; May 4, 2022 – Host Hotels & Resorts, Inc. (NASDAQ: HST) (the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), today announced results for first quarter of 2022.

Operating Results

(unaudited, in millions, except per share and hotel statistics)

	Quarter ended March 31,		Percent Change	Percent Change
	2022	2021	vs. 2021	vs. 2019⁽²⁾
Revenues	$1,074	$399	169.2%	(22.7)%
All owned hotel revenues (pro forma)⁽¹⁾	1,052	431	144.1%	(17.4)%
All owned hotel (pro forma) Total RevPAR	275.55	113.55	142.7%	(18.3)%
All owned hotel (pro forma) RevPAR	166.93	72.27	131.0%	(18.5)%

Net income (loss)	$118	$(153)
EBITDAre⁽¹⁾	306	5
Adjusted EBITDAre⁽¹⁾	306	3

Diluted earnings (loss) per common share	0.16	(0.22)
NAREIT FFO per diluted share⁽¹⁾	0.39	0.01
Adjusted FFO per diluted share⁽¹⁾	0.39	0.01

* Additional detail on the Company’s results, including data for 22 domestic markets, is available in the First Quarter 2022 Supplemental Financial Information available on the Company’s website at www.hosthotels.com.

James F. Risoleo, President and Chief Executive Officer, said, “We ended the first quarter on a high note, as we continued to see strong operational improvements across our portfolio. RevPAR was $167 during the first quarter representing an 11% increase over the prior quarter, and the highest quarterly RevPAR we have seen in the recovery. We saw meaningful improvements within the quarter in transient and group business segments, driven by both demand and significant rate growth.”

Risoleo continued, “In addition, subsequent to quarter end, we sold two hotels, bringing our total dispositions to $1.4 billion since the beginning of 2021. These sales represent another important step in the transformation of our portfolio as we continue to elevate our EBITDA growth profile."

(1)
NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, EBITDAre, Adjusted EBITDAre and all owned hotel results (pro forma) are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). The pro forma all owned hotel results exclude the operations of hotels sold or held-for sale as of March 31, 2022. Held-for-sale properties at March 31, 2022 included the Sheraton New York Times Square Hotel and the YVE Hotel Miami. See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures.
(2)
Presentation includes comparisons to 2019 operating results in order to allow investors to better understand the trajectory and timing of any recovery from the COVID-19 impacts on hotel operations.

N/M = Not Meaningful

HOST HOTELS & RESORTS, INC. NEWS RELEASE	May 4, 2022

Highlights:

Results for First Quarter 2022

•
RevPAR continued to improve sequentially to $166.93 in the first quarter. Improvements were primarily driven by leisure travel, with strong rates at resort properties leading to average room rates of $305.63 for the quarter. At the same time, urban markets began to see improvement, with an increase in group revenues compared to the fourth quarter of 2021.
•
Generated GAAP net income of $118 million in the first quarter, a decrease of $205 million from the fourth quarter of 2021, as the improvement of operations in the first quarter was offset by the gain on sale of assets in the fourth quarter of 2021.
•
Achieved All Owned Hotel Pro Forma EBITDA of $330 million and Adjusted EBITDAre of $306 million, which, after interest expense of $36 million, exceeded the Company's capital expenditures of $122 million in the quarter by $148 million. The results benefited from continued positive quarterly sequential improvements in RevPAR and operations.
•
Sold the Sheraton Boston Hotel for $233 million, including a $163 million bridge loan provided by the Company to the buyer, and recorded a gain on sale of approximately $12 million.
•
Acquired a 49% ownership interest in a joint venture with Noble Investment Group, a leading private hospitality asset manager, for $35 million of cash and the issuance of approximately $56 million of Host L.P. OP units.
•
Opened the brand-new 2.3-acre River Falls Water Park at the Orlando World Center Marriott and substantially completed the 60,000 square-foot meeting space expansion, with the project completed ahead of schedule and under budget.
•
Repaid the remaining $683 million on the revolver portion of the Company's credit facility during the quarter.

Subsequent Events

•
Sold the Sheraton New York Times Square Hotel for $373 million, which includes a $250 million bridge loan provided by the Company to the buyer, with an initial term of six months and three potential six-month extensions.
•
Preliminary forecast RevPAR for April is expected to be between $225 and $230.

Balance Sheet

The Company maintains a robust balance sheet, with the following balances at March 31, 2022:

•
Total assets of $11.8 billion.
•
Debt balance of $4.2 billion, with an average maturity of 5.3 years, an average interest rate of 3.4%, and no significant maturities until 2024.
•
Total available liquidity of approximately $1.9 billion, including furniture fixtures & equipment ("FF&E") escrow reserves of $163 million and $1.5 billion available under the revolver portion of the credit facility.

Sourav Ghosh, Executive Vice President, Chief Financial Officer, stated, “Our first quarter results are reflective of continued positive sequential improvements in RevPAR with average room rates exceeding the first quarter of 2019. We also announced a quarterly cash dividend of $0.06, a 100% increase over the prior quarter, as the trajectory of the lodging recovery has accelerated. We will continue to build on the strong momentum of the past few quarters as we look to improve the performance of our portfolio.”

Dividend

The Company paid a first quarter cash dividend of $0.03 per share on its common stock on April 15, 2022 to stockholders of record on March 31, 2022. On May 4, 2022, the Board of Directors announced a regular quarterly cash dividend of $0.06 on its common stock. The dividend will be paid on July 15, 2022 to stockholders of record on June 30, 2022. All future dividends are subject to approval by the Company’s Board of Directors.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	May 4, 2022

Operating Results

The following presents the monthly pro forma hotel operating results for the full portfolio as of March 31, 2022 compared to 2021 and 2019 for the months presented(3):

	January	January		February	February		March	March		Quarter ended March 31,
	2022	2021	Change	2022	2021	Change	2022	2021	Change	2022	2021	Change
Number of hotels	78	77		78	77		78	77		78	77
Number of rooms	42,334	42,111		42,334	42,111		42,334	42,111		42,334	42,111

Average Occupancy Percentage	39.4%	20.8%	18.6pts	55.7%	28.0%	27.7pts	68.8%	36.6%	32.2pts	54.6%	28.5%	26.1pts
Average Room Rate	$277.04	$230.07	20.4%	$306.70	$245.24	25.1%	$321.23	$273.31	17.5%	$305.63	$253.85	20.4%
RevPAR	$109.28	$47.87	128.3%	$170.81	$68.61	148.9%	$221.08	$99.90	121.3%	$166.93	$72.27	131.0%

	January	January		February	February		March	March		Quarter ended March 31,
	2022	2019	Change	2022	2019	Change	2022	2019	Change	2022	2019	Change
Number of hotels	78	76		78	76		78	76		78	76
Number of rooms	42,334	41,946		42,334	41,946		42,334	41,946		42,334	41,946

Average Occupancy Percentage	39.4%	69.7%	(30.3pts)	55.7%	77.3%	(21.6pts)	68.8%	82.0%	(13.2pts)	54.6%	76.3%	(21.7pts)
Average Room Rate	$277.04	$256.17	8.1%	$306.70	$266.96	14.9%	$321.23	$279.76	14.8%	$305.63	$268.31	13.9%
RevPAR	$109.28	$178.46	(38.8)%	$170.81	$206.27	(17.2)%	$221.08	$229.54	(3.7)%	$166.93	$204.70	(18.5)%

___________

(3)
The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings. Results exclude hotels that were classified as held-for-sale at March 31, 2022.

First Quarter 2022 Hotel Operating Performance

•
All Owned Hotel Pro Forma RevPAR improved 11% compared to the fourth quarter of 2021, with average room rates exceeding first quarter 2019 rates. While strong leisure demand for resorts and hotels located in the Company’s Sunbelt markets and Hawaii continued to drive the sequential improvement, the Company's downtown and non-resort hotels also saw improvement in the first quarter compared to fourth quarter of 2021.
•
Food and beverage pro forma revenues improved approximately $32 million, or 12%, compared to the fourth quarter of 2021. Continued improvement in Banquet and Catering revenues benefited from higher contributions from group business on a per room night basis relative to 2019.
•
Hiring pace continued to lag demand in the first quarter, primarily in markets where performance has returned to 2019 levels. The Company expects hotel operating costs to increase more in line with total revenues over time as hotels continue to increase staffing levels.

Hotel Business Mix Update

The Company’s customers fall into three broad groups: transient, group and contract business, which accounted for approximately 61%, 35%, and 4%, respectively, of its 2019 room sales.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	May 4, 2022

During the first quarter, demand continued to be primarily driven by leisure at drive-to and resort destinations. The following are the sequential results of the Company’s consolidated portfolio, excluding hotels held-for-sale at March 31, 2022 on a pro forma basis, for transient, group and contract business in comparison to 2019 performance:

	Quarter ended March 31, 2022			Quarter ended December 31, 2021
	Transient	Group	Contract	Transient	Group	Contract
Room nights (in thousands)	1,278	682	123	1,493	598	125
Percentage change in room nights vs. same period in 2019	(19.1)%	(42.0)%	(1.4)%	(15.4)%	(42.3)%	9.9%
Rooms Revenues (in millions)	$432	$184	$21	$426	$138	$21
Percentage change in revenues vs. same period in 2019	(3.2)%	(39.2)%	(12.7)%	(11.5)%	(43.0)%	(15.0)%

Capital Allocation Strategy

As previously announced, the Company sold the Sheraton Boston for $233 million, including a $163 million bridge loan provided by the Company to the buyer. Additionally, the Company acquired a 49% ownership interest in a joint venture with Noble Investment Group, a private hospitality asset manager with a focus on upscale select-service and extended stay properties. The agreement provides for the opportunity to acquire interests in future funds and represents a new platform for potential growth.

Subsequent to quarter end, the Company sold the Sheraton New York Times Square Hotel for $373 million, including a $250 million bridge loan provided to the buyer, and YVE Hotel Miami for $50 million, including $1 million of FF&E funds.

Capital Expenditures

The following presents the Company’s capital expenditures spend for the first quarter and the forecast for full year 2022 (in millions):

	Quarter ended March 31, 2022	2022 Full Year Forecast

	Actual	Low-end of range	High-end of range
ROI - Marriott Transformational Capital Program	$29	$90	$115
ROI - All other ROI projects	54	235	260
Total ROI project spend	83	325	375
Renewals and Replacements	39	175	225
Total Capital Expenditures	$122	$500	$600

The Company invested heavily in capital expenditures in the early phases of recovery in order to minimize future disruption and believes these renovations will position these hotels to capture additional revenue during the lodging recovery. The Company received $4 million of operating profit guarantees in the first quarter and expects to receive approximately $11 million in operating profit guarantees in 2022 under the Marriott Transformational Capital Program. The program is expected to be substantially complete by the end of 2022.

2022 Outlook

Leisure demand is exceeding pre-pandemic levels in many markets, however the Company believes that a continued recovery within the lodging industry is highly dependent on the strength of the economy, consumer confidence and the return of corporate and group travel. Accordingly, the Company believes that the impact of the recovery on specific markets and industries will be uneven.

Given broader macroeconomic trends in 2022, the timing and trajectory of the expected recovery remains difficult to forecast. While the Company expects sequential RevPAR improvements relative to 2019, seasonality and changing market and business mix are expected to lead to lower RevPAR in the second half of the year compared to the second quarter.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	May 4, 2022

Although the Company cannot provide a full year forecast at this time, it anticipates that for the second quarter of 2022, as compared to the second quarter of 2021 and 2019, RevPAR will be in the following range:

	Q2 2022 Guidance
			Percent Change	Percent Change
	Low-end of range	High-end of range	vs. 2021	vs. 2019
All owned hotel (pro forma) RevPAR	$195	$205	76% to 85%	(8)% to (3)%

Based upon the above parameters, the Company estimates its second quarter 2022 guidance as follows (in millions):

	Q2 2022 Guidance
	Low-end of range	High-end of range
Net income	$147	$181
Adjusted EBITDAre	375	410

In addition, while not providing full year guidance on operations at this time, the Company estimates that for full year 2022, interest expense and corporate and other expenses will be in the following ranges (in millions):

	2022 Full Year Forecast
	Low-end of range	High-end of range
Interest expense	$153	$156
Corporate and other expenses	103	106

See the Q2 2022 Forecast Schedule and the Notes to Financial Information for items that may affect forecast results.

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 73 properties in the United States and five properties internationally totaling approximately 42,300 rooms. The Company also holds non-controlling interests in seven domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Four Seasons®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements which include, but may not be limited to, our expectations regarding the impact of the COVID-19 pandemic on our business, the recovery of travel and the lodging industry and 2022 estimates with respect to our business, are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel or the size of gatherings; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates, business investment and consumer discretionary spending; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; the effects of steps we and our hotel managers take to reduce operating costs in response to the COVID-19 pandemic; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any

HOST HOTELS & RESORTS, INC. NEWS RELEASE	May 4, 2022

deviation will not be material. All information in this release is as of May 4, 2022 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

* This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

HOST HOTELS & RESORTS, INC. NEWS RELEASE	May 4, 2022

Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of March 31, 2022, which are non-controlling interests in Host LP in our consolidated balance sheets and is included in net (income) loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in millions, except shares and per share amounts)

	March 31, 2022	December 31, 2021

ASSETS
Property and equipment, net	$9,596	$9,994
Right-of-use assets	563	551
Assets held for sale	411	270
Due from managers	125	113
Advances to and investments in affiliates	143	42
Furniture, fixtures and equipment replacement fund	163	144
Other	562	431
Cash and cash equivalents	266	807
Total assets	$11,829	$12,352

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt⁽¹⁾
Senior notes	$3,111	$3,109
Credit facility, including the term loans of $997	991	1,673
Mortgage and other debt	108	109
Total debt	4,210	4,891
Lease liabilities	575	564
Accounts payable and accrued expenses	97	85
Due to managers	47	42
Other	172	198
Total liabilities	5,101	5,780

Redeemable non-controlling interests - Host Hotels & Resorts, L.P.	203	126

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $0.01, 1,050 million shares authorized, 714.8 million shares and 714.1 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,680	7,702
Accumulated other comprehensive loss	(69)	(76)
Deficit	(1,098)	(1,192)
Total equity of Host Hotels & Resorts, Inc. stockholders	6,520	6,441
Non-redeemable non-controlling interests—other consolidated partnerships	5	5
Total equity	6,525	6,446
Total liabilities, non-controlling interests and equity	$11,829	$12,352

___________

(1)
Please see our First Quarter 2022 Supplemental Financial Information for more detail on our debt balances and financial covenant ratios under our credit facility and senior notes indentures.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

	Quarter ended March 31,
	2022	2021
Revenues
Rooms	$655	$257
Food and beverage	297	77
Other	122	65
Total revenues	1,074	399
Expenses
Rooms	160	65
Food and beverage	200	62
Other departmental and support expenses	273	160
Management fees	40	11
Other property-level expenses	84	78
Depreciation and amortization	172	165
Corporate and other expenses⁽¹⁾	23	24
Total operating costs and expenses	952	565
Operating profit (loss)	122	(166)
Interest income	1	1
Interest expense	(36)	(42)
Other gains (losses)	13	(1)
Equity in earnings of affiliates	2	9
Income (loss) before income taxes	102	(199)
Benefit for income taxes	16	46
Net income (loss)	118	(153)
Less: Net (income) loss attributable to non-controlling interests	(2)	1
Net income (loss) attributable to Host Inc.	$116	$(152)
Basic and diluted earnings (loss) per common share	$0.16	$(0.22)

___________

(1)
Corporate and other expenses include the following items:

	Quarter ended March 31,
	2022	2021

General and administrative costs	$18	$20
Non-cash stock-based compensation expense	5	4
Total	$23	$24

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 31,
	2022	2021
Net income (loss)	$118	$(153)
Less: Net (income) loss attributable to non-controlling interests	(2)	1
Net income (loss) attributable to Host Inc.	$116	$(152)

Basic weighted average shares outstanding	714.3	705.6
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	1.8	—
Diluted weighted average shares outstanding⁽¹⁾	716.1	705.6
Basic and diluted earnings (loss) per common share	$0.16	$(0.22)

___________

(1)
Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (1)(2)

All Owned Hotels (pro forma) by Location Compared to 2021

	As of March 31, 2022		Quarter ended March 31, 2022				Quarter ended March 31, 2021
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	1,033	$733.63	70.9%	$520.02	$819.53	$667.52	54.4%	$363.25	$558.76	43.2%	46.7%
Maui/Oahu	4	2,007	544.76	76.4	416.04	640.58	404.89	40.0	162.15	257.24	156.6	149.0
Florida Gulf Coast	5	1,850	555.52	74.0	411.06	779.69	521.91	52.8	275.67	489.52	49.1	59.3
Phoenix	4	1,822	458.96	73.8	338.92	674.47	355.31	49.9	177.15	335.19	91.3	101.2
Jacksonville	1	446	532.17	60.5	321.85	718.05	484.86	35.5	171.97	345.82	87.2	107.6
Orlando	2	2,448	458.86	58.1	266.55	488.36	497.39	17.4	86.51	155.07	208.1	214.9
Los Angeles/ Orange County	3	1,067	287.84	64.9	186.70	266.13	197.29	21.7	42.81	58.31	336.1	356.4
Austin	2	767	278.59	61.8	172.23	285.80	144.70	40.5	58.58	94.12	194.0	203.7
San Diego	3	3,288	257.75	61.6	158.83	295.65	156.29	17.1	26.69	48.42	495.2	510.6
San Antonio	2	1,512	188.39	67.3	126.82	197.62	126.00	27.1	34.11	48.10	271.8	310.9
Philadelphia	2	810	176.60	66.7	117.84	183.75	135.04	36.9	49.89	70.10	136.2	162.1
Atlanta	2	810	173.11	66.3	114.76	177.40	134.42	43.1	57.96	74.95	98.0	136.7
New Orleans	1	1,333	203.99	55.9	113.96	167.80	107.71	13.3	14.30	27.41	697.0	512.3
Houston	5	1,942	179.90	60.9	109.60	149.28	125.89	50.9	64.05	86.95	71.1	71.7
New York	2	2,486	258.15	41.4	106.99	152.56	147.04	19.6	28.87	36.81	270.6	314.5
Northern Virginia	2	916	198.70	52.8	104.94	148.86	161.02	34.7	55.90	79.84	87.7	86.4
Washington, D.C. (CBD)	5	3,238	236.46	38.5	91.13	131.17	152.00	49.3	74.98	78.49	21.5	67.1
San Francisco/ San Jose	6	4,162	197.28	45.0	88.73	138.45	139.20	13.2	18.37	24.13	383.1	473.8
Boston	2	1,495	181.69	47.6	86.56	112.42	117.71	14.5	17.08	22.05	406.9	409.8
Denver	3	1,340	152.03	45.3	68.83	102.89	112.49	17.2	19.34	23.70	255.9	334.0
Chicago	4	1,816	156.81	40.1	62.93	84.05	115.21	16.2	18.62	22.77	238.0	269.1
Seattle	2	1,315	174.78	35.4	61.83	87.48	149.63	7.2	10.84	14.53	470.3	502.2
Other	9	2,932	272.54	50.8	138.46	193.54	220.69	32.7	72.18	101.44	91.8	90.8
Domestic	73	40,835	311.06	55.2	171.62	283.53	256.57	29.0	74.51	117.18	130.3	142.0

International	5	1,499	98.95	39.5	39.12	57.86	89.36	13.0	11.62	15.46	236.5	274.2
All Locations	78	42,334	305.63	54.6	166.93	275.55	253.85	28.5	72.27	113.55	131.0	142.7

All Owned Hotels (pro forma) by Location Compared to 2019

	As of March 31, 2022		Quarter ended March 31, 2022				Quarter ended March 31, 2019
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	1,033	$733.63	70.9%	$520.02	$819.53	$462.17	85.4%	$394.58	$599.20	31.8%	36.8%
Maui/Oahu	4	2,007	544.76	76.4	416.04	640.58	437.66	89.0	389.36	601.06	6.9	6.6
Florida Gulf Coast	5	1,850	555.52	74.0	411.06	779.69	439.30	83.1	364.98	729.85	12.6	6.8
Phoenix	4	1,822	458.96	73.8	338.92	674.47	373.48	82.7	308.80	644.54	9.8	4.6
Jacksonville	1	446	532.17	60.5	321.85	718.05	367.78	78.6	289.04	690.11	11.4	4.0
Orlando	2	2,448	458.86	58.1	266.55	488.36	318.30	79.1	251.68	511.48	5.9	(4.5)
Los Angeles/ Orange County	3	1,067	287.84	64.9	186.70	266.13	259.82	82.9	215.39	334.75	(13.3)	(20.5)
Austin	2	767	278.59	61.8	172.23	285.80	278.33	84.3	234.59	399.89	(26.6)	(28.5)
San Diego	3	3,288	257.75	61.6	158.83	295.65	252.91	76.9	194.59	349.55	(18.4)	(15.4)
San Antonio	2	1,512	188.39	67.3	126.82	197.62	196.01	77.4	151.75	229.98	(16.4)	(14.1)
Philadelphia	2	810	176.60	66.7	117.84	183.75	190.16	78.1	148.48	242.24	(20.6)	(24.1)
Atlanta	2	810	173.11	66.3	114.76	177.40	215.83	85.8	185.09	304.09	(38.0)	(41.7)
New Orleans	1	1,333	203.99	55.9	113.96	167.80	209.79	81.6	171.18	249.87	(33.4)	(32.8)
Houston	5	1,942	179.90	60.9	109.60	149.28	182.60	75.8	138.36	201.04	(20.8)	(25.7)
New York	2	2,486	258.15	41.4	106.99	152.56	258.82	71.9	186.02	305.05	(42.5)	(50.0)
Northern Virginia	2	916	198.70	52.8	104.94	148.86	221.89	72.2	160.11	258.83	(34.5)	(42.5)
Washington, D.C. (CBD)	5	3,238	236.46	38.5	91.13	131.17	247.89	73.3	181.79	257.64	(49.9)	(49.1)
San Francisco/ San Jose	6	4,162	197.28	45.0	88.73	138.45	311.75	78.2	243.92	340.35	(63.6)	(59.3)
Boston	2	1,495	181.69	47.6	86.56	112.42	195.31	73.5	143.63	222.97	(39.7)	(49.6)
Denver	3	1,340	152.03	45.3	68.83	102.89	161.82	64.7	104.75	158.27	(34.3)	(35.0)
Chicago	4	1,816	156.81	40.1	62.93	84.05	148.27	60.4	89.50	128.94	(29.7)	(34.8)
Seattle	2	1,315	174.78	35.4	61.83	87.48	194.12	77.4	150.15	203.91	(58.8)	(57.1)
Other	9	2,932	272.54	50.8	138.46	193.54	184.67	68.8	127.08	186.06	9.0	4.0
Domestic	73	40,835	311.06	55.2	171.62	283.53	272.38	76.6	208.68	344.39	(17.8)	(17.7)

International	5	1,499	98.95	39.5	39.12	57.86	143.88	67.6	97.32	140.81	(59.8)	(58.9)
All Locations	78	42,334	305.63	54.6	166.93	275.55	268.31	76.3	204.70	337.11	(18.5)	(18.3)

___________

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (1)(2) (cont.)

(1)
To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics and operating results for the periods included in this presentation on a comparable hotel basis. However, due to the COVID-19 pandemic and its effects on operations there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results on a pro forma basis including the following adjustments: (1) operating results are presented for all consolidated properties owned as of March 31, 2022 but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of March 31, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. See the Notes to Financial Information – All Owned Hotel Pro Forma Operating Statistics and Results for further information on these pro forma statistics. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings. The Sheraton New York Times Square Hotel and YVE Hotel Miami were classified as held-for-sale at March 31, 2022, and are therefore excluded from these results. CBD of a location refers to the central business district.
(2)
Hotel RevPAR is calculated as room revenues divided by the available room nights. Hotel Total RevPAR is calculated by dividing the sum of rooms, food and beverage and other revenues by the available room nights.

N/M = Not meaningful

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Pro Forma Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31,
	2022	2021	2019
Number of hotels	78	77	76
Number of rooms	42,334	42,111	41,946
Change in hotel Total RevPAR	142.7%	—	—
Change in hotel RevPAR	131.0%	—	—
Operating profit (loss) margin⁽²⁾	11.4%	(41.6)%	15.5%
All Owned Hotel Pro Forma EBITDA margin⁽²⁾	31.4%	11.4%	31.5%
Food and beverage profit margin⁽²⁾	32.7%	19.5%	34.2%
All Owned Hotel Pro Forma food and beverage profit margin⁽²⁾	34.4%	18.6%	36.0%

Net income (loss)	$118	$(153)	$189
Depreciation and amortization	172	165	170
Interest expense	36	42	43
Provision (benefit) for income taxes	(16)	(46)	2
Gain on sale of property and corporate level income/expense	7	15	11
Severance expense (reversal) at hotel properties	2	(2)	—
Pro forma adjustments⁽³⁾	11	28	(14)
All Owned Hotel Pro Forma EBITDA⁽⁴⁾	$330	$49	$401

	Quarter ended March 31, 2022					Quarter ended March 31, 2021
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	Pro forma adjustments⁽³⁾	Depreciation and corporate level items	All Owned Hotel Pro Forma Results⁽⁴⁾	GAAP Results	Severance at hotel properties	Pro forma adjustments⁽³⁾	Depreciation and corporate level items	All Owned Hotel Pro Forma Results⁽⁴⁾
Revenues
Room	$655	$—	$(18)	$—	$637	$257	$—	$17	$—	$274
Food and beverage	297	—	(3)	—	294	77	—	9	—	86
Other	122	—	(1)	—	121	65	—	6	—	71
Total revenues	1,074	—	(22)	—	1,052	399	—	32	—	431
Expenses
Room	160	—	(11)	—	149	65	1	(1)	—	65
Food and beverage	200	—	(7)	—	193	62	—	8	—	70
Other	397	(2)	(15)	—	380	249	1	(3)	—	247
Depreciation and amortization	172	—	—	(172)	—	165	—	—	(165)	—
Corporate and other expenses	23	—	—	(23)	—	24	—	—	(24)	—
Total expenses	952	(2)	(33)	(195)	722	565	2	4	(189)	382
Operating Profit - All Owned Hotel Pro Forma EBITDA⁽⁴⁾	$122	$2	$11	$195	$330	$(166)	$(2)	$28	$189	$49

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Pro Forma Results (1) (cont.)

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2022					Quarter ended March 31, 2019
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	Pro forma adjustments⁽³⁾	Depreciation and corporate level items	All Owned Hotel Pro Forma Results⁽⁴⁾	GAAP Results	Pro forma adjustments⁽³⁾	Depreciation and corporate level items	All Owned Hotel Pro Forma Results⁽⁴⁾
Revenues
Room	$655	$—	$(18)	$—	$637	$857	$(84)	$—	$773
Food and beverage	297	—	(3)	—	294	433	(27)	—	406
Other	122	—	(1)	—	121	100	(6)	—	94
Total revenues	1,074	—	(22)	—	1,052	1,390	(117)	—	1,273
Expenses
Room	160	—	(11)	—	149	217	(34)	—	183
Food and beverage	200	—	(7)	—	193	285	(25)	—	260
Other	397	(2)	(15)	—	380	473	(44)	—	429
Depreciation and amortization	172	—	—	(172)	—	170	—	(170)	—
Corporate and other expenses	23	—	—	(23)	—	29	—	(29)	—
Total expenses	952	(2)	(33)	(195)	722	1,174	(103)	(199)	872
Operating Profit - All Owned Hotel Pro Forma EBITDA⁽⁴⁾	$122	$2	$11	$195	$330	$216	$(14)	$199	$401

___________

(1)
See the Notes to Financial Information for a discussion of non-GAAP measures and the limitations on their use.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. Hotel margins are calculated using amounts presented in the above tables.
(3)
Pro forma adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of March 31, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of March 31, 2022. All Owned Hotel Pro Forma results also include the results of our leased office buildings and other non-hotel revenue and expense items.
(4)
The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA, EBITDAre and Adjusted EBITDAre (1)

(unaudited, in millions)

	Quarter ended March 31,
	2022	2021
Net income (loss)	$118	$(153)
Interest expense	36	42
Depreciation and amortization	172	165
Income taxes	(16)	(46)
EBITDA	310	8
Gain on dispositions⁽²⁾	(12)	—
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(9)
Pro rata EBITDAre of equity investments⁽³⁾	10	6
EBITDAre	306	5
Adjustments to EBITDAre:
Severance expense (reversal) at hotel properties	—	(2)
Adjusted EBITDAre	$306	$3

___________

(1)
See the Notes to Financial Information for discussion of non-GAAP measures.
(2)
Reflects the sale of one hotel in 2022.
(3)
Unrealized gains of our unconsolidated investments are not recognized in our EBITDAre, Adjusted EBITDAre, NAREIT FFO or Adjusted FFO until they have been realized by the unconsolidated partnership.

HOST HOTELS & RESORTS, INC.

Reconciliation of Diluted Earnings (Loss) per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share (1)

(unaudited, in millions, except per share amounts)

	Quarter ended March 31,
	2022	2021
Net income (loss)	$118	$(153)
Less: Net (income) loss attributable to non-controlling interests	(2)	1
Net income (loss) attributable to Host Inc.	116	(152)
Adjustments:
Gain on dispositions⁽²⁾	(12)	—
Depreciation and amortization	171	165
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(9)
Pro rata FFO of equity investments⁽³⁾	9	4
Consolidated partnership adjustments:
FFO adjustments for non-controlling interests of Host L.P.	(3)	(2)
NAREIT FFO	279	6
Adjustments to NAREIT FFO:
Severance expense (reversal) at hotel properties	—	(2)
Adjusted FFO	$279	$4

For calculation on a per share basis:⁽⁴⁾

Diluted weighted average shares outstanding - EPS	716.1	705.6
Assuming issuance of common shares granted under the comprehensive stock plans	—	0.9
Diluted weighted average shares outstanding - NAREIT FFO and Adjusted FFO	716.1	706.5
Diluted earnings (loss) per common share	$0.16	$(0.22)
NAREIT FFO per diluted share	$0.39	$0.01
Adjusted FFO per diluted share	$0.39	$0.01

___________

(1-3) Refer to corresponding footnote on the Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

(4)
Diluted earnings (loss) per common share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA, EBITDAre and Adjusted EBITDAre for Q2 2022 Forecasts (1)

(unaudited, in millions)

	Q2 2022
	Low-end of range	High-end of range
Net income	$147	$181
Interest expense	37	37
Depreciation and amortization	162	162
Income taxes	26	27
EBITDA	372	407
Equity investment adjustments:
Equity in earnings of affiliates	(5)	(5)
Pro rata EBITDAre of equity investments	8	8
EBITDAre and Adjusted EBITDAre	$375	$410

___________

(1)
Forecasts are based on the assumption that all owned hotel (pro forma) RevPAR will increase 76% to 85% compared to second quarter 2021 for the low and high end of the forecast range and there will be no additional hotel acquisitions or dispositions in the second quarter. For a discussion of items that may affect forecast results, see the Notes to Financial Information.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Forecasts

Our forecast of net income, EBITDA, EBITDAre and Adjusted EBITDAre are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

All Owned Hotel Pro Forma Operating Statistics and Results

To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis in order to enable our investors to better evaluate our operating performance (discussed in “Hotel Property Level Operating Results” below). However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results on a pro forma basis, including the following adjustments: (1) operating results are presented for all consolidated hotels owned as of March 31, 2022, but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of March 31, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. At March 31, 2022, the Sheraton New York Times Square Hotel and YVE Hotel Miami are classified as held-for-sale. Therefore the results of these hotels are excluded from All Owned Hotel Pro Forma Operating Statistics and Results.

Foreign Currency Translation

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. Therefore, hotel statistics and results for non-U.S. properties include the effect of currency fluctuations, consistent with our financial statement presentation.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, and (iv) All Owned Hotel Pro Forma Operating Statistics and Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment expense of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of diluted earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•
Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense –In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of the U.S. federal corporate income tax rate from 35% to 21% by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce our deferred tax assets and to increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and, therefore, we excluded this item from Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs.

EBITDAre and Adjusted EBITDAre

We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre:

•
Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre and Adjusted EBITDAre

We calculate EBITDAre and NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre and FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although EBITDAre and FFO per diluted share are useful measures when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share and Adjusted EBITDAre, which are not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA, EBITDAre and Adjusted EBITDAre purposes only), severance expense related to significant property-level reconfiguration and other items have been, and will be, made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in eight domestic and international partnerships that own a total of 10 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities.

Hotel Property Level Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a hotel-level pro forma basis as supplemental information for our investors. Our hotel results reflect the operating results of our hotels as discussed in “All Owned Hotel Pro Forma Operating Statistics and Results” above. We present all owned hotel pro forma EBITDA to help us and our investors evaluate the ongoing operating performance of our hotels after removing the impact of

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our hotels. All owned hotel pro forma results are presented both by location and for the Company’s properties in the aggregate. We eliminate from our hotel level operating results severance costs related to broad-based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient.

Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

While management believes that presentation of all owned hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on all owned hotel results in the aggregate. For these reasons, we believe all owned hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.